CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-141727, 333-150664, and 333-150669 on Form S-3 and 333-61969, 333-17451, 333-82787, 333-63264, 333-125697, 333-135431, and 333-159273 on Form S-8 of our report dated June 29, 2009, relating to the financial statements and financial statement schedule of Cheyenne Light, Fuel and Power Company, appearing in this Annual Report on Form 11-K of the Cheyenne Light, Fuel and Power Company Retirement Savings Plan for the year ended December 31, 2008.

/s/ DELOITTE & TOUCHE LLP

Minneapolis, MN

June 29, 2009